Exhibit (10e.-3)

                                 AMENDMENT NO. 3

                                     TO THE

                          NORTHWEST NATURAL GAS COMPANY

                      EXECUTIVE DEFERRED COMPENSATION PLAN

                                1990 RESTATEMENT

         This Amendment No. 3 to the Northwest Natural Gas Company Executive Deferred Compensation Plan, 1990 Restatement (the "Plan"), is effective as of January 1, 1998 and has been executed as of this 18th day of December, 1997.

         The Plan is hereby amended as follows:

         FIRST:  Section 4.2 is amended to read as follows:

4.2 Matching Contribution. The Corporation shall credit a Matching Contribution to the Executive's Account with respect to Deferral Commitments. The amount of the Matching Contribution shall be twenty-five percent (25%) of the first eight percent (8%) of the Executive's Elective Deferred Compensation during the calendar year, but the total Matching Contribution shall not exceed two percent (2%) of the Executive's Compensation during such calendar year. The Matching Contribution shall be reduced by the amount, if any, the Corporation has contributed as a matching contribution for the Executive to the Corporation's Retirement K Savings Plan. Matching Contributions shall be credited to the Executive's Account on the last day of the calendar quarter in which the Matching Contribution was earned. If the Executive is not eligible to participate in the Retirement K Savings Plan, no Matching Contributions shall be made to this Plan until such time of eligibility.

         SECOND: Except as provided herein, all other plan provisions shall remain in full force and effect.

         IN WITNESS WHEREOF, Northwest Natural Gas Company has caused this Amendment No. 3 to be executed as of the date first written above.

                                 NORTHWEST NATURAL GAS COMPANY

                                 By:  /s/  Richard G. Reiten

                                      --------------------------
                                      Richard G. Reiten
                                      President and CEO